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                                                                    EXHIBIT 16.1


                          RANDY SIMPSON C.P.A.  P.C.
                          11775 South Nicklaus Road
                              Sandy, Utah 84092
                          Fax & Phone (801) 572-3009

December 24, 1996

Securities and Exchange Commission
Washington, D. C. 20549

Re:  Environmental Safeguards, Inc. 87-0429198
     1994 Audit Report

     Dear Sirs,

     We agree with the disclosures made by Environmental Safeguards, Inc. regarding their change of Certified Public Accountants.

     There were no disagreements between the Company and Randy Simpson CPA PC, which were not resolved to our satisfaction during the audit of the Company for the year ended December 31, 1994, as to matters of accounting principle or practices, financial statement disclosure or audit scope and procedure in connection with our report on the 1994 financial statements of the Company.


                        Sincerely yours,

                        /s/ RANDY SIMPSON CPA PC
                        RANDY SIMPSON CPA PC